Sent Via Electronic Mail

February ____, 2009

GenSpera, Inc.
9901 IH 10 West, Suite 800
San Antonio, TX, 78230
Attn:  Craig Dionne, CEO

 Re:  Amendment to 4% Convertible Promissory Note

Ladies and Gentlemen:

Reference is made to that certain 4% Convertible Promissory Note  (the “Note”), dated as of December 2, 2003, by and among GenSpera, Inc., a Delaware corporation, and Craig Dionne.  This amendment (“Amendment”) shall constitute an amendment to the Note.

1.           The Maturity Date shall be amended from December 2, 2008 to December 2, 2009.

2.           All terms defined in the Note and used in this Amendment shall have the same meanings in this Amendment as in the Note.

3.           Except as amended by this Amendment, the Note shall remain in full force and effect.

This amendment to the Note is entered into as of the date hereof.

By: Craig Dionne

AGREED TO:

GENSPERA, INC.

By:
Scott Ogilvie, Director